Exhibit 99.1
Covenant Logistics Group, Inc. Revised Unaudited Segment Financial and Operating Data

	For the three months ended,			For the three months ended,
	June 30, 2020			March 31, 2020
	Expedited	Dedicated	Combined Truckload	Expedited	Dedicated	Combined Truckload
Weighted avg tractors per period	1,208	1,612	2,820	1,311	1,676	2,987
Miles per tractor per week	2,649	1,509	1,998	2,417	1,781	2,061
Average freight revenue per total mile	$1.76	$1.91	$1.83	$1.87	$1.80	$1.84
Average freight revenue per tractor per week	$4,670	$2,881	$3,647	$4,517	$3,207	$3,782

	For the three months ended,			For the three months ended,
	December 31, 2019			September 30, 2019
	Expedited	Dedicated	Combined Truckload	Expedited	Dedicated	Combined Truckload
Weighted avg tractors per period	1,282	1,734	3,015	1,259	1,813	3,072
Miles per tractor per week	2,432	1,746	2,037	2,430	1,746	2,026
Average freight revenue per total mile	$1.97	$1.82	$1.89	$1.92	$1.80	$1.86
Average freight revenue per tractor per week	$4,787	$3,169	$3,857	$4,669	$3,137	$3,765

	For the three months ended,			For the three months ended,
	June 30, 2019			March 31, 2019
	Expedited	Dedicated	Combined Truckload	Expedited	Dedicated	Combined Truckload
Weighted avg tractors per period	1,324	1,763	3,087	1,391	1,729	3,120
Miles per tractor per week	2,425	1,760	2,045	2,214	1,743	1,953
Average freight revenue per total mile	$1.89	$1.79	$1.84	$1.94	$1.83	$1.89
Average freight revenue per tractor per week	$4,580	$3,156	$3,767	$4,298	$3,188	$3,683

	For the three months ended,			For the three months ended,
	December 31, 2018			September 30, 2018
	Expedited	Dedicated	Combined Truckload	Expedited	Dedicated	Combined Truckload
Weighted avg tractors per period	1,546	1,575	3,120	1,608	1,460	3,068
Miles per tractor per week	2,298	1,737	2,016	2,442	1,772	2,123
Average freight revenue per total mile	$2.29	$1.93	$2.14	$2.06	$1.82	$1.97
Average freight revenue per tractor per week	$5,271	$3,352	$4,304	$5,036	$3,227	$4,175

(in thousands)	Quarter ended
	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
Freight Revenues[1]:
Expedited	$73,330	$76,977	$80,643	$77,609	$78,830	$77,757	$102,516	$102,233

Dedicated	60,378	69,871	72,202	74,398	72,354	71,649	73,957	66,141

Managed Freight	34,362	30,737	42,891	33,339	29,707	32,677	54,041	33,156

Warehousing	11,493	11,996	11,575	12,031	11,768	11,831	11,870	11,709

Total freight revenues	$179,564	$189,581	$207,311	$197,377	$192,659	$193,914	$242,385	$213,239

Operating (Loss) Income[1]:
Expedited	$(12,835)	$(1,832)	$605	$(2,638)	$1,662	$(870)	$10,394	$9,268

Dedicated	(13,169)	(1,250)	(1,517)	(2,979)	3,519	2,145	5,944	2,692

Managed Freight	(3,627)	653	1,302	507	369	1,144	3,647	1,552

Warehousing	681	975	1,275	1,239	1,480	1,527	1,149	1,724

Total operating (loss) income	$(28,950)	$(1,454)	$1,665	$(3,871)	$7,030	$3,946	$21,133	$15,237

(1)	The results of our former factoring segment, Transport Financial Solutions, the assets of which were sold on July 8, 2020, will be reflected as discontinued operations and are not included herein.

2

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